UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 17, 2020
Date of Report (Date of earliest event reported)

MODEL N, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300
San Mateo, California 94404
 (Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 610-4600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2020, Model N, Inc., a Delaware corporation (the “Company”) entered into an asset purchase agreement to acquire Deloitte’s life sciences pricing and contracting solutions business and underlying technology (the “APA”) for $60 million in an all cash transaction, subject to customary working capital adjustments to be determined at the closing. The Company expects the transaction to close in late December. More details regarding the transaction will be provided on the Company’s first quarter fiscal year 2021 earnings conference call.

The foregoing description of the APA is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on form 10-Q for the quarter ended December 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the APA is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On December 17, 2020, Model N, Inc. issued a press release announcing the execution of the APA. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release entitled "Model N to Acquire Deloitte's Life Sciences Pricing and Contracting Solutions Business," dated December 17, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This communication contains forward-looking statements including, among other things, statements regarding Model N’s product portfolio and value proposition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the possibility that the transaction will not be completed in the anticipated timeframe, or at all, or that the conditions required to complete the transaction will not be met; (ii) the possibility that the expected benefits related to our acquisition may not materialize as expected; (iii) the ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology; (iv) delays in closing customer contracts; (v) our ability to improve and sustain our sales execution; (vi) the timing of new orders and the associated revenue recognition; (vii) adverse changes in general economic or market conditions; (viii) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (ix) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (x) our ability to manage our growth effectively; (xi) acceptance of our applications and services by customers; (xii) success of new products; (xiii) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xiv) changes in health care regulation and policy and tax in the United States and worldwide; (xv) our ability to retain customers; and (xvi) adverse impacts on our business and financial condition due to COVID-19. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission, including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this communication.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ Cathy Lewis
Cathy Lewis
Chief Accounting Officer
Date: December 23, 2020